UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 12, 2008

TEXADA VENTURES INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51563	98-0374224
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11616 East Montgomery Drive, No. 54, Spokane Valley, Washington        99206
 (Address of principal executive offices)                                                           (Zip Code)

Registrant’s telephone number, including area code: (509) 301-6635

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Other Events.

On November 12, 2008, the registrant amended the term sheet dated September 16, 2008, with Royalty Exploration, LLC and its wholly-owned subsidiary, Royalty Exploration Acquisition Co., LLC (collectively, “REX”).  Under the terms of the amendment, the registrant and REX agreed to use commercially reasonable efforts to (i) commence the contemplated $40 million financing and obtain commitments for such financing; (ii) negotiate the terms of a definitive agreement to complete the registrant’s acquisition of REX after receipt of the financial commitments; and (iii) reconsider and renegotiate the terms of the acquisition to take into account current and future market conditions.  The registrant and REX agreed to extend the closing date of the transactions contemplated in the term sheet to June 30, 2009, or such other later date as the parties may mutually agree.  Effective as of October 31, 2008, the registrant’s obligations to advance funds to REX to reimburse REX for expenses incurred in connection with the transactions contemplated in the Term Sheet (except for transaction related expenses incurred after October 31, 2008 approved by the Buyer, acting reasonably) and to make a cash advance of up to $500,000 under the terms of a bridge loan as contemplated in the Term Sheet were suspended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXADA VENTURES INC.
November 13, 2008	By: /s/ Ted Sharp Ted Sharp Chief Financial Officer